Exhibit 24.1

WRITTEN RESOLUTION OF THE
BOARD OF DIRECTORS
(Altimo Coöperatief U.A.)

DATED: 29 APRIL 2010

The undersigned:

-	Franz Thomas Alexander Wolf;
-	Dmitry Andreevich Egorov;
-	Eleonora Jongsma; and
-	Vincent Johan Bremmer,

acting in their capacity as members of the board of directors (the “Board of Directors”) of Altimo Coöperatief U.A., a cooperative with excluded liability (coöperatie) incorporated under the laws of the Netherlands, having its official seat in Amsterdam, the Netherlands, and its office address at Teleportboulevard 140, 1043 EJ Amsterdam, the Netherlands, registered with the Dutch trade register of the Chamber of Commerce for Amsterdam, the Netherlands, under number 34344220 (the "Cooperative");

WHEREAS:

-
Since the Cooperative is the direct beneficial owner of 131,152,700 shares of VimpelCom Ltd. common stock, it will be required to file a statement of beneficial ownership on Schedule 13D (including any amendments thereto), and other documents relating or ancillary thereto, with the United States Securities and Exchange Commission ("SEC"). Since the Cooperative is a first time filer with the SEC, an authorized representative of the Cooperative will need to fill out a "Form ID" online, as well as sign and deliver a paper copy of the "Form ID", to request a Central Index Key ("CIK") number and apply for EDGAR access in order to make electronic SEC filings. A copy of the "Form ID" is attached;

-
it is proposed that the Cooperative authorizes Mr. F.T.A. Wolf to fill out the "Form ID" online, and to execute and deliver, in the name and on behalf of the Cooperative, all documents, statements, reports, forms, applications and filings ("Documents") to be filed with or delivered to the SEC, including, without limitation, any statement on Schedule 13D (and any amendments thereto) and any joint filing agreements, in each case relating to the Cooperative's beneficial ownership interest in VimpelCom Ltd., the "Form ID"  and any other documents relating or ancillary thereto.

-	pursuant to the articles of association of the Cooperative, resolutions of the Board of Directors may also be adopted without holding a meeting;

HEREBY RESOLVE:

to authorize Mr. F. Wolf to fill out the "Form ID" online and to execute and deliver, in the name and on behalf of the Cooperative, all documents, statements, reports, forms, applications and filings ("Documents") to be filed with or delivered to the SEC, including, without limitation, any statement on Schedule 13D (and any amendments thereto) and any joint filing agreements, in each case relating to the Cooperative's beneficial ownership interest in VimpelCom Ltd., the "Form ID"  and any other documents relating or ancillary thereto

This resolution shall be passed, as soon as it has been duly signed by all members of the Board of Directors. It shall not be required for all signatories to sign the same copy of this resolution. If this resolution is signed in counterparts, such counterparts shall jointly constitute one resolution.

[ SIGNATURE PAGE FOLLOWS ]

Signatory page for the written resolution of
 the board of directors

/s/ F.T.A. Wolf
F.T.A. Wolf

/s/ D.A. Egorov
D.A. Egorov

/s/ E. Jongsma
E. Jongsma

/s/ V.J. Bremmer
V.J. Bremmer